Exhibit 32.1

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of e.l.f. Beauty, Inc. (the "Company") each hereby certify, to his knowledge, that:

1.

The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tarang P. Amin	/s/ John P. Bailey
Tarang P. Amin Chairman and Chief Executive Officer (Principal Executive Officer	John P. Bailey President and Chief Financial Officer (Principal Financial Officer)

Date: May 12, 2017	Date: May 12, 2017